Exhibit (c)(16)

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Personalis®

Project Aviary

Presentation to the Board of Directors

July 19, 2026



Centerview Disclaimer

This presentation has been prepared by Centerview Partners LLC ("Centerview") for use solely by the Board of Directors of Personalis ("Pelican" or the "Company") in connection with its evaluation of a potential sale of Pelican and for no other purpose. The information contained herein is based upon information supplied by or on behalf of Pelican and publicly available information, and portions of the information contained herein may be based upon statements, estimates and forecasts provided by Pelican. Centerview has relied upon the accuracy and completeness of the foregoing information, and has not assumed any responsibility for any independent verification of such information or for any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Pelican or any other entity, or concerning the solvency or fair value of Pelican or any other entity. With respect to financial forecasts, Centerview has assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Pelican as to the future financial performance of Pelican, and at your direction Centerview has relied upon such forecasts, as provided by Pelican management, with respect to Pelican. Centerview assumes no responsibility for and expresses no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise and Centerview assumes no obligation to update or otherwise revise these materials.

The financial analysis in this presentation is complex and is not necessarily susceptible to a partial analysis or summary description. In performing this financial analysis, Centerview has considered the results of its analysis as a whole and did not necessarily attribute a particular weight to any particular portion of the analysis considered. Furthermore, selecting any portion of Centerview's analysis, without considering the analysis as a whole, would create an incomplete view of the process underlying its financial analysis. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analysis described above should not be taken to be Centerview's view of the actual value of Pelican.

These materials and the information contained herein are confidential, were not prepared with a view toward public disclosure, and may not be disclosed publicly or made available to third parties without the prior written consent of Centerview. These materials and any other advice, written or oral, rendered by Centerview are intended solely for the benefit and use of the Board of Directors of Pelican (in its capacity as such) in its consideration of the proposed transaction, and are not for the benefit of, and do not convey any rights or remedies for any holder of securities of Pelican or any other person. Centerview will not be responsible for and has not provided any tax, accounting, actuarial, legal or other specialist advice. These materials are not intended to provide the sole basis for evaluating the proposed transaction, and this presentation does not represent a fairness opinion, recommendation, valuation or opinion of any kind, and is necessarily incomplete and should be viewed solely in conjunction with the oral presentation provided by Centerview.

Overview of Proposal

Proposed Deal Terms

- Based on unaffected Pelican price and Toucan closing price as of July 17, 2026

Offer Terms

- Fixed value, downside collar at ~$47.63 / share (~9% below 7/17 closing)
  - Maximum exchange ratio of 0.3412x, based on the ~$47.63 collar floor
  - Collar will be set relative to a 15-day VWAP prior to the Closing date (not inclusive of the Closing date)
  - Meant to capture point at which shareholder vote would be required if 100% share consideration utilized
- Toucan may elect to convert up to 50% of the common shares into cash rather than Toucan stock
- Walk away rights if Toucan stock declines below ~$45.24 / share (~5% below the low end of the collar), or ~14% below 7/17 closing
  - Implies ~$15.44 per share walk away based on all stock consideration

		Toucan Final Proposal	
	Unaffected Share Price[1]	50% Cash[2]	All Stock[2]
Price Per Share	**$14.68**	**$16.25**	**$16.25**
Cash Consideration Per Share		*8.13*	*–*
Stock Consideration Per Share		*8.13*	*16.25*
Implied Stock Exchange Ratio ($52.47 Toucan Share Price)		*0.1549x*	*0.3097x*
Fully Diluted Shares Outstanding	117.2	118.2	118.2
Implied Purchase Price	**$1,719**	**$1,920**	**$1,920**
Less: Cash[3]	(213)	(213)	(213)
Plus: Debt[4]	2	2	2
Implied Enterprise Purchase Price	**$1,508**	**$1,709**	**$1,709**
PF Pelican % Ownership in Toucan[5]		*8.0%*	*14.8%*
Cash Consideration ($mm)[5]		*854*	*–*
Implied Premiums - %			
Unaffected Share Price ($14.68)	–	*11%*	*11%*
Current Share Price ($15.39)	*(5%)*	*6%*	*6%*
Unaffected 30-Day VWAP ($12.72)[6]	*15%*	*28%*	*28%*
Implied Multiples (Mgmt.)			
EV / '26E Revenue Multiple	*16.7x*	*18.9x*	*18.9x*
EV / NTM Revenue Multiple	*13.5x*	*15.2x*	*15.2x*

Source: Pelican Management, Wall Street research, public filings, FactSet, and Bloomberg as of 7/17/26. Note: Dollars in millions, except per share data. Analysis assumes Toucan's $750mm of convertible senior notes due 7/15/30 with a conversion price of $84.19 and $460mm principal amount of convertible senior notes due 5/15/32 with a conversion price of $69.26 are treated as debt. Based on fully diluted Pelican shares outstanding: basic shares of 106.8mm as of 7/16/26 and dilution under treasury stock method (TSM) of 14.9mm stock options with a weighted-average exercise price (WAEP) of $5.33, 0.6mm RSUs, and 0.6mm PSUs (assumed not achieved in standalone scenario and assumed achieved at 100% of target in transaction scenario) all as of 7/16/26, per Pelican Management. (1) Unaffected Pelican share price assumed to be 7/16/2026 at 3:27pm ET. (2) Toucan proposal permits up to 50% cash consideration, at Toucan's election. (3) Cash and cash equivalents as of 6/30/26, per Pelican management. (4) $2mm of software loans treated as debt as of 6/30/26, per Pelican Management. (5) Based on Toucan's share price of $52.47 as of 7/17/2026; adjusted to reflect Toucan's existing ownership of 13,039,067 Pelican shares, which are excluded from purchase consideration and pro forma ownership. (6) Unaffected 30-Day VWAP calculated from 6/3/2026 at 9:30am ET to 7/16/2026 at 3:27pm ET.

Pelican Public Market Perspectives

Pelican Share Price Performance Since January 2023

Share Price Performance

	YTD	Since 1/26[2]	1-Yr	3-Yr
Pelican	+93%	+49%	+138%	+603%
Selected Tools / Dx Companies[1]	+26%	+17%	+63%	+45%



Pelican
Selected Tools / Dx Companies(1)
$16
$14
$12
$10
$8
$6
$4
$2
$0
$1.98
Jan-23
Apr-23
Jul-23
Oct-23
Jan-24
Apr-24
Jul-24
Oct-24
Jan-25
Apr-25
Jul-25
Oct-25
Jan-26
Apr-26
Jul-26
2/3/23: Announced new agreement with Moderna for use of NeXT platform in personalized mRNA cancer vaccine trials
11/28/23: Announced strategic collaboration with Toucan to co-commercialize NeXT Personal Dx
8/16/24: Announced expansion of collaboration with Toucan with Toucan investing $36mm into Pelican
12/16/24: Expanded collab. with Toucan for biopharma access
12/19/24: Announced $50mm investment from Merck via private placement and extension of collaboration with Moderna for ImmunoID NeXT Platform
7/9/25: Announced expansion of strategic collaboration with Toucan, adding CRC to commercialization agreement
10/16/25: Announced new positive data of use of NeXT Personal in AstraZeneca NSCLC P3 trial
11/4/25: Announced 3Q'25 results; reported 26% QoQ growth in clinical test volumes
1/8/26: Announced prelim. FY'25 results; reported 41% QoQ growth and 400% YoY increase in clinical test volumes
11/10/25: Announced Medicare coverage for MRD tests in breast cancer
2/10/26: Announced Medicare coverage for MRD tests in NSCLC
5/13/26: Announced Medicare coverage for MRD tests in IO monitoring
5/20/26: Announced Medicare coverage for MRD tests in pre-surgical breast cancer
7/16/26: Twitter speculation of potential takeover interest for Pelican from Merck and at least 2 other suitors at ~3:30pm
$15.39
+677%
$2.96
+49%

Distribution of Trading Volume



# of shares (in mm)
% distribution
Since 1/1/23
Since 1/1/26
92
10%
148
16%
223
23%
25
7%
173
18%
80
23%
151
16%
91
27%
62
7%
47
14%
42
4%
42
12%
57
6%
57
17%
$0 - $2
$2 - $4
$4 - $6
$6 - $8
$8 - $10
$10 - $12
$12 - $14
$14 - $16

Source: FactSet as of 7/17/26. (1) Index includes Natera, Guardant, Caris, Grail, BillionToOne, Adaptive, Veracyte, GeneDx, 10x Genomics, and CareDx. (2) Initial Toucan overture date.

Evolution of Pelican Share Price and Volume Through Unaffected

- Reflects Pelican trading one month prior to unaffected date of 7/16



Average Pelican Trading Volume
90-Day
60-Day
30-Day
10-Day
2,821
3,431
4,140
4,850
Pelican Share Price
Pelican Trading Volume
$16
$15
$14
$13
$12
$11
$10
$9
$8
$9.69
$15.58
+61%
$11.54
+19%
30mm
25mm
20mm
15mm
10mm
5mm
--
6/17/26: [***] communicates $1.5bn value indication
6/22/26: Toucan communicates $15 / share value indication
6/23/26: [***]
6/30/26: [***] communicates $16.23 / share value indication
7/10/26: [***] communicates $18 - $20.75 / share value indication
7/13/26: Toucan communicates $16.25/ share value indication
7/13/26: Outreach from Reuters and Bloomberg to TDC, CVP and Cooley (none answered)
7/13/26: Outreach from FT to CVP citing long running market chatter regarding a transaction
6/16
6/17
6/18
6/19
6/22
6/23
6/24
6/25
6/26
6/29
6/30
7/1
7/2
7/3
7/6
7/7
7/8
7/9
7/10
7/13
7/14
7/15
7/16
7/16/26 Trading Overview
Price as of 3:27pm (Prior to Leak) $14.68
Memo: Trading Volume Prior to Leak 3.0mm
$17
$16
$16
$15
$15
$14
$14
1,200k
1,000k
800k
600k
400k
200k
0k
1,086k
3:28 trading vol.
4.1k
3:27 trading vol.
$15.79
(7/15 Close)
$15.58
(7/16 Close)
7/16/26: Twitter speculation of potential takeover interest for Pelican from Merck and at least 2 other suitors at ~3:30pm
10am
11am
12pm
1pm
2pm
3pm
4pm
Pelican Trading Volume
Pelican
Selected Tools / Dx Companies(1)

Source: FactSet as of 7/17/26. Note: Trading volume in thousands of shares. (1) Index includes Natera, Guardant, Caris, Grail, BillionToOne, Adaptive, Veracyte, GeneDx, 10x Genomics, and CareDx.

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Pelican Wall Street Perspectives

Unaffected Price[1]: $14.68
Median PT = **(11%)** vs. unaffected[1]

Current Price: $15.39
Median PT = **(16%)** vs. current

Broker	Price Target	Valuation		Revenue		EBITDA	
		Method	Metric	2026E	2027E	2026E	2027E
Broker 1	$18 Buy	--		$79	$104	($103)	($102)
Broker 2	$17 Buy	Revenue Multiple	13.0x 2027E EV/Rev.	79	99	(115)	(104)
Broker 3	$13 Buy	DCF	DCF @ 9.5% WACC, 3.5% PGR	78	118	(104)	(83)
Broker 4	$13 Hold	DCF	DCF @ 10.2% WACC, 3% PGR	79	111	(110)	(86)
Broker 5	$11 Buy	Revenue Multiple	11.0x 2026E EV/Rev.	79	104	--	
Broker 6	$11 Buy	Revenue Multiple	11.4x 2027E EV/Rev. 10% Discount	79	116	--	
Broker 7	$10 Buy	Revenue Multiple	~7x 2027E EV/Rev.	79	114	(98)	(87)
Median	**$13**			**$79**	**$111**	**($104)**	**($87)**

Source: Wall Street Research and FactSet as of 7/17/2026. Note: dollars in millions, except per share amounts. (1) Unaffected price determined to be 7/16/2026 at 3:27pm ET

Pelican Management Financial Projections

Pelican Management Plan: Revenue Assumptions

Segment	Asset	Tests / Samples	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	'30-34E CAGR	'26-34E CAGR
Clinical Diagnostics	NeXT Personal Dx	1st Timepoint Tests	15,427	29,202	51,103	73,077	113,269	165,147	217,168	264,945	294,089	27%	45%
		Subsequent Plasma Tests	32,562	73,093	153,495	276,292	469,696	751,514	1,074,665	1,307,867	1,488,353	33%	61%
		Tests	**47,990**	**102,295**	**204,598**	**349,369**	**582,965**	**916,660**	**1,291,832**	**1,572,812**	**1,782,441**	**32%**	**57%**
	NeXT Dx	Tests	2,264	4,393	7,688	10,993	17,039	24,844	32,669	39,857	44,241	27%	45%
	Clinical Diagnostics Revenue ($mm)		**$14**	**$55**	**$173**	**$328**	**$557**	**$887**	**$1,266**	**$1,600**	**$1,864**	**35%**	**84%**
Personal Cancer Vaccines		Samples	2,873	9,337	13,352	40,057	100,142	150,213	180,256	195,217	210,249	20%	71%
	PCV Revenue ($mm)		**$10**	**$14**	**$20**	**$40**	**$100**	**$150**	**$180**	**$195**	**$210**	**20%**	**46%**
Biopharma	NeXT Tissue	Samples	12,887	13,067	13,525	14,512	15,673	16,237	17,244	18,451	20,480	7%	6%
	NeXT Personal	Samples - WGS	2,439	3,415	4,439	5,549	6,936	8,670	10,837	13,005	15,606	22%	26%
		Samples - Timepoints	7,317	10,244	13,317	16,646	20,808	26,010	32,512	39,014	46,817	22%	26%
		Tests	**9,756**	**13,658**	**17,756**	**22,195**	**27,744**	**34,680**	**43,349**	**52,019**	**62,423**	**22%**	**26%**
	CTA/CDx Exome/MRD	Samples	150	225	338	422	527	659	791	949	1,139	21%	29%
	Biopharma Revenue ($mm)[(1)]		**$53**	**$61**	**$69**	**$79**	**$90**	**$103**	**$118**	**$136**	**$155**	**15%**	**14%**
Population Sequencing	Samples		44,772	47,895	40,931	45,474	50,522	56,130	62,361	69,283	76,973	11%	7%
	Population Sequencing Revenue ($mm)		**$14**	**$13**	**$10**	**$10**	**$10**	**$10**	**$10**	**$10**	**$10**	**0%**	**(4%)**
WholeCo Revenue ($mm)			**$90**	**$143**	**$272**	**$457**	**$758**	**$1,150**	**$1,575**	**$1,940**	**$2,240**	**31%**	**49%**

Source: Pelican Management. Note: Dollars in millions. (1) Revenue includes CTA/CDx milestones.

Pelican Management Plan:
Summary Revenue Forecast



'26E Revenue
'30E Revenue
'34E Revenue
'26 – '34E CAGR
Clinical Diagnostics
Biopharma
Personal Cancer Vaccine
Population Sequencing
+70%
$90
+31%
$758
$10
$90
$100
$557
$2,240
$10
$155
$210
$1,864
+49%
(4%)
+14%
+46%
+84%
2026E
2030E
2034E

Memo: Clinical Diagnostics Revenue Mix

		2026E	2030E	2034E
	NeXT Personal Dx			
Indications With Medicare Coverage	Breast	15%	20%	20%
	I-O Monitoring	55%	34%	32%
	Lung	21%	16%	16%
	CRC	–	17%	17%
	Other Indications	–	8%	11%
	NeXT Dx	9%	5%	4%

Source: Pelican Management. Note: Dollars in millions.

Pelican Management Plan:
Revenue and Adj. EBITDA Overview


2026E-2039E Management Plan
Revenue
'26-'29 CAGR: +72%
'30-'34 CAGR: +31%
'35-'39 CAGR: +8%
$85
$70
$90
$143
$272
$457
$758
$1,150
$1,575
$1,940
$2,240
$2,539
$2,825
$3,084
$3,302
$3,467
2024A
2025A
2026E
2027E
2028E
2029E
2030E
2031E
2032E
2033E
2034E
2035E
2036E
2037E
2038E
2039E
Total YoY Growth:
n.a.
(18%)
+30%
+58%
+90%
+68%
+66%
+52%
+37%
+23%
+15%
+13%
+11%
+9%
+7%
+5%
Adj. EBITDA(1)
'30-'34 CAGR: +76%
'35-'39 CAGR: +8%
($57)
($78)
($117)
($107)
($70)
($16)
$67
$187
$342
$480
$639
$723
$802
$875
$936
$980
2024A
2025A
2026E
2027E
2028E
2029E
2030E
2031E
2032E
2033E
2034E
2035E
2036E
2037E
2038E
2039E
% Margin:
NM
NM
NM
NM
NM
NM
9%
16%
22%
25%
29%
28%
28%
28%
28%
28%

Source: Pelican Management. Note: Dollars in millions. (1) Reflects EBITDA burdened by SBC expense.

Pelican Management Plan: Summary P&L

	2026E-2039E Management Plan													
	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E	2038E	2039E
Revenue	$90	$143	$272	$457	$758	$1,150	$1,575	$1,940	$2,240	$2,539	$2,825	$3,084	$3,302	$3,467
% Growth	*30%*	*58%*	*90%*	*68%*	*66%*	*52%*	*37%*	*23%*	*15%*	*13%*	*11%*	*9%*	*7%*	*5%*
(Less:) COGS	(75)	(107)	(152)	(213)	(302)	(413)	(519)	(603)	(660)	(748)	(833)	(909)	(974)	(1,022)
Gross Profit	$16	$36	$120	$244	$456	$737	$1,056	$1,338	$1,579	$1,790	$1,992	$2,174	$2,329	$2,445
% Margin	*17%*	*25%*	*44%*	*53%*	*60%*	*64%*	*67%*	*69%*	*71%*	*71%*	*71%*	*71%*	*71%*	*71%*
(Less:) S&M	(53)	(58)	(93)	(140)	(232)	(353)	(480)	(581)	(648)	(734)	(817)	(891)	(955)	(1,002)
(Less:) G&A	(28)	(28)	(37)	(44)	(55)	(71)	(88)	(104)	(118)	(133)	(148)	(162)	(173)	(182)
(Less:) R&D	(66)	(70)	(76)	(95)	(123)	(154)	(177)	(211)	(220)	(250)	(278)	(303)	(325)	(341)
(Less:) Partner Co-Dev't Fee	4	–	–	–	–	–	–	–	–	–	–	–	–	–
EBIT	($126)	($119)	($85)	($35)	$46	$160	$310	$441	$594	$673	$749	$818	$876	$919
(Plus:) D&A	10	13	16	19	21	27	32	38	45	50	53	57	60	60
Adj. EBITDA	($117)	($107)	($70)	($16)	$67	$187	$342	$480	$639	$723	$802	$875	$936	$980
% Margin	*NM*	*NM*	*NM*	*NM*	*9%*	*16%*	*22%*	*25%*	*29%*	*28%*	*28%*	*28%*	*28%*	*28%*
(Plus:) SBC	10	11	25	33	38	46	51	51	56	64	74	82	89	96
Adj. EBITDA (excl. SBC)	($107)	($96)	($45)	$17	$105	$233	$393	$530	$695	$788	$876	$957	$1,024	$1,076
% Margin	*NM*	*NM*	*NM*	*4%*	*14%*	*20%*	*25%*	*27%*	*31%*	*31%*	*31%*	*31%*	*31%*	*31%*

Source: Pelican Management. Note: Dollars in millions.

Pelican Management Plan: Comparison vs. Consensus

Current Revenues in Management Plan are above Street through 2028; only one broker with estimates 2029+

Revenue


$272
$143
$157
$90
$111
$79
2026E
2027E
2028E

Memo: # of Est.		
7	*7*	*4*
Management Plan vs. Consensus:		
+15%	*+29%*	*+74%*

Adj. EBITDA[1]


($70)
($87)
($74)
($104)
($107)
($117)
2026E
2027E
2028E

Memo: # of Est.		
5	*5*	*4*
Management Plan vs. Consensus:		
(12%)	*(22%)*	*NA*

Mgmt. **Consensus** *(Median)*

Source: Pelican Management, Wall Street research, and FactSet as of 7/17/26. Note: Dollars in millions. (1) Reflects EBITDA burdened by SBC expense.

Centerview Financial Analysis

Centerview Financial Analysis: Overview of Valuation Methodologies

		Comments
For Reference Only	**52-Week Trading Range**	▪ Pelican trading levels over the past 12 months
	Analyst Price Targets	▪ Future price targets based on latest analyst reports assuming range of outlooks and assumptions
	Precedent Premia Paid	▪ Analysis of premiums paid in selected transactions
Core Methodologies	**Discounted Cash Flow ("DCF") Analysis**	▪ Based on projected unlevered free cash flows as of 6/30/26 ▪ Includes impact of estimated 6/30/26 balance sheet net cash and accounts for value of tax assets, per Pelican Management ▪ 16.5% to 19.0% WACC, 5.0% to 7.0% perpetuity growth rate
	Selected Public Company Analysis	▪ Selected publicly traded companies ▪ Valuation based on range of Enterprise Value / 2026E Sales Multiples
	Selected Transaction Analysis	▪ Selected precedent transactions ▪ Valuation based on range of Enterprise Value / NTM Sales Multiples

Centerview Financial Analysis: Summary Overview of Valuation Ranges

Equity value per share as of June 30, 2026

	Methodology		Basis
For Reference Only	Trading Range		52-Week Closing Price Range (Low – High)
For Reference Only	Wall Street Price Targets		Low – High
For Reference Only	Precedent Premiums Paid	Unaffected Premium(1)	10% to 55% Premium to Unaffected Price of $14.68
For Reference Only	Precedent Premiums Paid	30D VWAP(2)	20% to 60% Premium to Unaffected 30D VWAP Price of $12.72
	Public Company Analysis	Multiple of '26E Revenue	Based on 9.0x to 16.0x EV / '26E Revenue ($90mm)
	Precedent Transaction Analysis	Multiple of NTM Revenue(3)	Based on 6.0x to 15.0x EV / NTM Revenue ($112mm)
	Discounted Cash Flow Analysis(4) (Discount Rate of 16.5% - 19.0%; PGR of 5.0% - 7.0%)		Pelican Management Plan


Toucan Offer $16.25
Implied Exchange Ratio at 100% Stock Consideration: 0.3097x
$4.41
$15.79
$10.00
$18.00
$16.15
$22.75
$15.25
$20.35
$8.95
$14.15
$7.75
$16.05
$11.05
$16.75
$0
$5
$10
$15
$20
$25

Source: Company filings, FactSet and Pelican Management. Notes: Dollars in millions, except for per share amounts and where otherwise stated. Share prices rounded to nearest $0.05. DCF analysis assumes valuation as of June 30, 2026 using mid-year convention applied to projected free cash flows. Implied share price reflects estimated 6/30/2026 net cash of $211mm. Fully diluted shares underlying the analysis from Pelican management based on basic shares of 106.8mm as of 7/16/26 and dilution under treasury stock method (TSM) of 14.9mm stock options with a weighted-average exercise price (WAEP) of $5.33, 0.6mm RSUs, and 0.6mm PSUs (assumed not achieved in DCF and public company analysis and assumed achieved at 100% of target in transaction scenario) all as of 7/16/26, per Pelican Management. (1) Unaffected Pelican share price assumed to be 7/16/2026 at 3:27pm ET. (2) Unaffected 30-Day VWAP calculated from 6/3/2026 at 9:30am ET to 7/16/2026 at 3:27pm ET. (3) Pelican NTM revenue based on 3Q'26 – 2Q'27 revenue of $112mm per Pelican management. (4) Valuation as of 6/30/2026, based on cash flows from 3Q 2026 – FY2039, with terminal growth rate of 5.0%-7.0%. Assumes mid-year convention.

Centerview Financial Analysis: Discounted Cash Flow Analysis – Management Plan

Unlevered Free Cash Flow Projections

	Management Plan														CAGR	
	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E	2038E	2039E	'30E-'34E	'26E-34E
Revenue	$90	$143	$272	$457	$758	$1,150	$1,575	$1,940	$2,240	$2,539	$2,825	$3,084	$3,302	$3,467	31%	49%
% Growth	30%	58%	90%	68%	66%	52%	37%	23%	15%	13%	11%	9%	7%	5%		
Adj. EBITDA	($107)	($96)	($45)	$17	$105	$233	$393	$530	$695	$788	$876	$957	$1,024	$1,076	60%	NM
% Margin	NM	NM	NM	4%	14%	20%	25%	27%	31%	31%	31%	31%	31%	31%		
(Less): SBC	(10)	(11)	(25)	(33)	(38)	(46)	(51)	(51)	(56)	(64)	(74)	(82)	(89)	(96)		
Adj. EBITDA (less SBC)	($117)	($107)	($70)	($16)	$67	$187	$342	$480	$639	$723	$802	$875	$936	$980	76%	NM
(Less): D&A	(10)	(13)	(16)	(19)	(21)	(27)	(32)	(38)	(45)	(50)	(53)	(57)	(60)	(60)		
Operating Profit	($126)	($119)	($85)	($35)	$46	$160	$310	$441	$594	$673	$749	$818	$876	$919		
(Less): Taxes (Excl. NOLs)(1)	–	–	–	–	(13)	(45)	(87)	(124)	(166)	(188)	(210)	(229)	(245)	(257)		
NOPAT	($126)	($119)	($85)	($35)	$33	$115	$223	$318	$428	$485	$539	$589	$631	$662		
Plus: D&A	10	13	16	19	21	27	32	38	45	50	53	57	60	60		
(Less): Capex	(10)	(15)	(15)	(15)	(50)	(40)	(40)	(45)	(50)	(51)	(44)	(35)	(24)	(10)		
(Less): Δ in NWC	2	(3)	18	0	2	1	1	(0)	(7)	(7)	(7)	(6)	(5)	(4)		
UFCF	($125)	($124)	($66)	($31)	$6	$103	$216	$311	$415	$477	$541	$604	$661	$708		
% Growth	NM	NM	NM	NM	NM	NM	110%	44%	34%	15%	13%	12%	9%	7%		
Memo: 3Q-4Q'26 uFCF	($63)															
Impact from NOLs (2)	–	–	–	–	9	27	47	68	35	–	–	–	–	–		
Impact of Capital Raises (3)	(13)	(25)	–	(51)	–	–	–	–	–	–	–	–	–	–		

Implied Enterprise Value ($bn)

WACC	PGR 5.0%	PGR 6.0%	PGR 7.0%
16.50%	$1.6	$1.6	$1.8
17.75%	1.3	1.3	1.4
19.00%	1.1	1.1	1.2

Implied Share Price

WACC	PGR 5.0%	PGR 6.0%	PGR 7.0%
16.50%	$15.10	$15.85	$16.75
17.75%	12.85	13.35	14.00
19.00%	11.05	11.40	11.85

Implied Terminal EV / LTM Sales

WACC	PGR 5.0%	PGR 6.0%	PGR 7.0%
16.50%	2.0x	2.2x	2.4x
17.75%	1.8x	2.0x	2.2x
19.00%	1.6x	1.8x	1.9x

Source: Pelican Management. Notes: Dollars in millions, except for per share amounts and where otherwise stated. Share prices rounded to nearest $0.05. DCF analysis assumes valuation as of June 30, 2026 using mid-year convention applied to projected free cash flows. Implied share price reflects estimated net cash balance of $211mm as of 6/30/26, per Pelican Management. Fully diluted shares underlying the analysis from Pelican management based on outstanding: basic shares of 106.8mm as of 7/16/26 and dilution under treasury stock method (TSM) of 14.9mm stock options with a weighted-average exercise price (WAEP) of $5.33, 0.6mm RSUs, and 0.6mm PSUs (assumed not achieved in standalone scenario and assumed achieved at 100% of target in transaction scenario) all as of 7/16/26, per Pelican Management. (1) Reflects 28% tax rate applied to operating profit per Pelican Management. (2) Represents benefit from NOL and R&D Tax Credit usage based on federal NOL and R&D Tax Credits balance of $519mm as of 12/31/25 and estimated future losses, per Pelican Management; pre-2018 NOLs and R&D Tax Credits offset 100% of taxable income, while post-2017 NOLs and future losses offset up to 80% of taxable income. (3) Reflects impact of $75mm equity raise in 2026, $150mm raise in 2027, and $300mm raise in 2029, assuming 10% discount and 5% spread, per Pelican Management.

Centerview Financial Analysis: Selected Publicly-Traded Companies

Company	Market Cap. ($bn)	EV ($bn)	Revenue ($bn) 2026E	Revenue ($bn) 2027E	Revenue ($bn) 2028E	Revenue ($bn) '26-'28E CAGR	EV / 2026 Rev.
BillionToOne	$7.1	$6.7	$0.5	$0.6	$0.7	25%	14.6x
10x Genomics	5.9	5.4	0.6	0.7	0.7	9%	8.8x
Veracyte	5.0	4.6	0.6	0.7	0.7	11%	7.8x
Caris	5.0	4.5	1.0	1.2	1.4	18%	4.5x
Adaptive	4.0	4.0	0.3	0.4	0.4	22%	13.9x
Grail	3.8	2.9	0.2	0.2	0.3	24%	16.0x
CareDx	2.3	2.1	0.5	0.5	0.5	5%	4.6x
GeneDx	2.0	1.9	0.5	0.6	0.7	25%	4.0x
Median						**20%**	**8.3x**
Pelican (Cons.)	$1.7[1]	$1.5[1]	$0.1	$0.1	$0.2	41%	19.1x
Pelican Mgmt.			0.1	0.1	0.3	73%	16.7x

Source: FactSet and Wall Street research as of 7/17/26. Note: Dollars in USD. (1) Reflects unaffected price from 3:27pm on 7/16/26.

Centerview Financial Analysis: Selected Precedent Transactions

Annc. Date	Target	Acquiror	Offer Value ($bn)	Enterprise Value ($bn)	% Stock	% Premium To Unaffected	% Premium To 30D VWAP	Implied EV / NTM Sales	NTM Sales Growth %
Nov-25	Exact Sciences	Abbott	$23.8	$22.8	–	56%	61%	6.3x	14%
Dec-21	Ortho Clinical	Quidel	6.0	8.0	71%	25%	26%	3.8x	3%
Mar-21	GenMark	Roche	1.8	1.8	–	43%	29%	9.7x	8%
Jul-19	Genomic Health (1)	Exact Sciences (1)	2.8	2.6	62%	11%	19%	5.5x	11%
Jun-18	Foundation (2)	Roche (2)	5.3	5.3	–	34%	46%	19.7x	44%
Median					–	+34%	+29%	6.3x	+11%

Source: Public filings, Wall Street research, and FactSet as of 7/17/26. (1) Terms of agreement included fixed value collar centered around 10% of Exact Sciences' 45D VWAP ending July 26, 2019. (2) Transaction reflects offer value for 100% of company; prior to transaction announcement Roche owned ~56% of outstanding shares.

Appendix

Centerview Supplemental Materials

Centerview Financial Analysis:
Pelican Weighted Average Cost of Capital Analysis

Selected Public Companies

Comparables	Beta: Levered[1]	Beta: Unlevered[2]	Market Cap.	Debt	Total Debt / Equity
BillionToOne	Nov. 2025 IPO		$7,133	$81	1%
10x Genomics	1.74	1.74	5,919	–	–
Veracyte	1.26	1.26	5,005	–	–
Caris	1.28	1.21	4,951	400	8%
Adaptive	1.51	1.42	4,004	345	9%
Grail	1.87	1.87	3,794	–	–
CareDx	1.22	1.22	2,292	–	–
GeneDx	1.46	1.41	1,989	100	5%
Mean	**1.48**	**1.45**	**$4,386**	**$116**	**3%**
Memo: Pelican (Current)[11]	**1.82**	**1.82**	**$1,806**	**$2**	**0%**
Memo: Pelican (Unaffected)[12]	**1.81**	**1.81**	**$1,719**	**$2**	**0%**

WACC Sensitivity at Various Unlevered Betas

Debt / Cap.	Debt / Equity	Mean 1.45	1.63	Pelican 1.81
0%	0%	16.6%	18.0%	19.3%
5%	5%	16.6%	17.9%	19.2%
10%	11%	16.5%	17.8%	19.0%

WACC Calculation

Cost of Equity	
Risk Free Rate[3]	5.1%
Unlevered Beta[4]	1.45
Target Debt / Equity[5]	3%
Levered Beta[6]	1.48
Historical Risk Premium[7]	7.4%
Market Capitalization Size Premium[8]	0.9%
Cost of Equity[9]	**16.9%**
Cost of Debt	
Pre-Tax Cost of Debt	10.1%
Tax Rate	28.0%
After-Tax Cost of Debt	**7.3%**
WACC[10]	**16.6%**

Source: Company filings, Kroll and Bloomberg as of 7/17/26. Note: U.S. dollars in millions. (1) Represents adjusted 2-year beta per Bloomberg. (2) Calculated as (Levered Beta / (1 + ((1 - Tax Rate) * Debt / Equity)). (3) Daily U.S. 20-year treasury yield curve rate as of 7/17/26. (4) Reflects mean of unlevered betas of comparable group. (5) Reflects mean peer debt / equity. (6) Reflects levering of the mean unlevered beta of the peers at target debt / equity ratio. Levered Beta = (Unlevered Beta) * (1 + (1 - Tax Rate) * (Debt / Equity)). (7) Reflects U.S. Long-Horizon Equity Risk Premium per Kroll. (8) Size premium (return in excess of CAPM estimation) for companies with market value between $783mm and $4,232mm per Kroll 2025 Handbook. (9) Calculated as Risk-Free Rate + (Historical Risk Premium * Levered Beta) + Size Premium. (10) WACC equals ((Debt/Capitalization) * After-Tax Cost of Debt) + (Equity/Capitalization * Levered Cost of Equity)). (11) Reflects beta as of 7/17/2026. (12) Reflects beta as of 7/15/26 (day preceding leak on 7/16/26 at 3:27pm ET).

Pelican Projections: Impact of Future Equity Raises

Pelican Projections: Ending Cash


Incl. Equity Raises
Excl. Equity Raises
$700
$600
$500
$400
$300
$200
$100
$0
$233
$274
$241
$550
$624
$158
$49
$16
$26
$99

	YE'26	YE'27	YE'28	YE'29	YE'30
Raise Amount (Gross)	$78	$158	–	316	–
Raise Amount (Net)[(1)]	75	150	–	300	–
Nominal Value of Raise Costs[(2)]	(13)	(25)	–	(51)	

2026-2029 equity raises assumed to be completed at 10% discount to intrinsic value (based on midpoint discount rate of 17.75%)

2026-2029 Equity Raises[(3)]

Total Impact of Costs to NPV	($64.9)
Fully Diluted Shares Outstanding	117mm
Impact of 2026 - 2029 Equity Raise Costs on Per Share Value	($0.53)

Source: Pelican Management. Note: Dollars in millions, except where otherwise indicated. (1) Assumes 5% spread on gross raise amount for $75mm equity raise in 2026, $150mm raise in 2027, and $300mm raise in 2029. (2) Assumes equity is raised at 10% discount to intrinsic value, per Pelican Management. (3) Based on a discount rate of 17.75% (midpoint of 16.5% -19.0%).

Pelican + Toucan: Top 20 Shareholders Overlap

Pelican Top 20 Shareholders

Holder	Shares (mm)	Value ($mm)	% Ownership[1]
Merck	14.0	$216	13.2%
Toucan	13.0	201	12.2%
ARK	7.9	122	7.4%
Columbia Management	7.6	117	7.1%
T. Rowe Price	6.4	99	6.0%
Lightspeed	6.1	94	5.7%
Deep Track	5.8	89	5.4%
BlackRock	5.4	83	5.0%
Vanguard	3.9	59	3.6%
Aberdeen Group	3.5	54	3.3%
AIGH	2.9	45	2.7%
Kennedy	2.2	34	2.0%
Blue Water Life Science Advisors	1.7	26	1.6%
Casdin	1.6	25	1.5%
Geode	1.3	20	1.2%
SSgA	1.1	17	1.1%
Dimensional Fund	1.1	16	1.0%
PFM Health Sciences	0.9	13	0.8%
Goldman Sachs	0.7	11	0.7%
Portolan	0.7	11	0.7%
Top 20	**87.8**	**$1,352**	**82.3%**

Toucan Top 20 Shareholders

Holder	Shares (mm)	Value ($mm)	% Ownership[2]
Vanguard	10.4	$546	5.8%
ARK	9.6	504	5.4%
BlackRock	9.0	471	5.0%
Baillie Gifford	8.6	454	4.8%
SoftBank	5.4	284	3.0%
JP Morgan	4.9	258	2.7%
Amova	4.3	227	2.4%
UBS	4.0	210	2.2%
Franklin Advisers	2.6	135	1.4%
Catalytic Wealth	2.4	127	1.3%
Morgan Stanley	2.1	108	1.1%
Geode	1.9	102	1.1%
SSgA	1.7	89	0.9%
Alphabet	1.6	81	0.9%
Lingotto	1.4	74	0.8%
Goldman Sachs	1.3	67	0.7%
Voloridge	1.2	62	0.7%
Clear Street	1.0	50	0.5%
Baron	0.9	47	0.5%
Lefkofsky Family Foundation	0.8	44	0.5%
Top 20	**75.1**	**$3,939**	**41.8%**

Common Cross Shareholders

Source: FactSet as of 7/17/26. Note: Excludes insider ownership. (1) Total number of shares based on 106.8mm basic shares of Pelican common stock outstanding as of 7/16/26. (2) Based on 179.6mm basic shares of Toucan common stock outstanding as of 4/30/26.

Pelican Capitalization Summary

		Shares Under TSM (mm)	
	Number of Shares (mm)	Unaffected Share Price(1) $14.68	Toucan Final Proposal $16.25
Basic Shares Outstanding as of 7/16/26	**106.751**	**106.751**	**106.751**
Options with Exercise Price of $0.00 - $4.00	7.779	6.323	6.464
Options with Exercise Price of $4.01 - $8.00	5.664	3.253	3.487
Options with Exercise Price of $8.01 - $12.00	0.532	0.179	0.213
Options with Exercise Price of $12.01 - $16.00	0.344	0.023	0.047
Options with Exercise Price of $16.01 - $20.00	0.285	–	0.000
Options with Exercise Price > $20.00	0.294	–	–
Options with WAEP of $5.33 as of 7/16/26	**14.898**	**9.778**	**10.211**
Dilutive Impact of Restricted Stock Units as of 7/16/26	0.627	0.627	0.627
Dilutive Impact of Performance Stock Units as of 7/16/26	0.575	–	0.575
Unvested RSUs and PSUs	**1.202**	**0.627**	**1.202**
Fully Diluted Shares Outstanding (mm)		**117.156**	**118.163**

Source: Pelican Management. Note: Based on fully diluted Pelican shares outstanding: basic shares of 106.8mm as of 7/16/26 and dilution under treasury stock method (TSM) of 14.9mm stock options with a weighted-average exercise price (WAEP) of $5.33, 0.6mm RSUs, and 0.6mm PSUs (assumed not achieved in standalone scenario and assumed achieved at 100% of target in transaction scenario) all as of 7/16/26, per Pelican Management. (1) Unaffected Pelican share price assumed to be 7/16/2026 at 3:27pm ET.

Pelican + Toucan: Relative Exchange Ratios Over Time

Exchange ratio over time in stock-for-stock transaction (displayed at no premium deal)

Exchange Ratio Statistics	
Current	0.2933x
Minimum (7/02/24)	0.0334x
Maximum (7/17/26)	0.2933x
3-Month Average	0.1850x
6-Month Average	0.1670x
12-Month Average	0.1335x
As of 1/26/26	0.1532x



0.30x
0.25x
0.20x
0.15x
0.10x
0.05x
0.00x
Toucan IPO
High / Current: 0.2933x
Low: 0.0334x
Favorable to Pelican
Favorable to Toucan
Jun-24
Sep-24
Dec-24
Mar-25
Jun-25
Sep-25
Dec-25
Mar-26
Jun-26

Source: FactSet as of 7/17/26. Note: Exchange ratio is calculated as Pelican's share price divided by Toucan's share price.

Appendix

Toucan Public Market Perspectives

Toucan Company Snapshot

Business Overview

- **Fast-growing healthcare technology company** providing diagnostics solutions, leveraging AI to connect laboratory results to a patient's own clinical data, providing personalized results
  - **Genomics**, which leverages laboratories to provide NGS diagnostics, RNA sequencing, ctDNA liquid biopsy panels, WGS and other anatomic and molecular pathology testing to healthcare providers
    - Represents majority of revenue for Toucan; generated ~$1bn in 2025
  - **Data and Services**, which facilitates drug discovery and development for life sciences companies through two products:
    - **Insights:** Provides researchers with access to multimodal healthcare data and a suite of analytic and cloud-and-compute tools for discovery, R&D and commercialization
    - **Trials:** Leverages network of physicians to provide clinical trial matching services for pharmaceutical companies
    - Generated ~$0.3bn of revenue in 2025
  - Toucan has historically been active in pursuing targeted M&A, purchasing Ambry Genetics in 2024 and Paige AI in 2025
- Toucan is headquartered in Chicago, Illinois and currently has ~3,800 employees

Public Market Overview

Capitalization	
Current Share Price	**$52.47**
Prem. / (Disc.) vs. 52-Wk. High	*(49%)*
Prem. / (Disc.) vs. 52-Wk. Low	*24%*
Diluted Shares Outstanding	*187.7*
Implied Equity Value	**$9.9**
Plus: NCI	–
Plus: Est. Debt as of 6/30/26[1]	1.4
(Less): Est. Cash as of 6/30/26	(0.8)
Implied Enterprise Value	**$10.5**

Trading Multiples [1]	EV / Revenue	EV / EBITDA
Multiples		
CY'25A	8.2x	NM
CY'26E	6.6x	NM
CY'27E	5.3x	NM
Metrics		
CY'25A	$1.3	($0.0)
CY'26E	1.6	0.1
CY'27E	2.0	0.1

Key Management



Eric Lefkofsky
Founder and CEO
- Founded in August of 2015
- Previously co-founded Pathos AI, Groupon and Mediaocean



Jim Rogers
CFO
- Appointed April 2021
- Previously held senior FP&A positions at Groupon



Terron Bruner
Chief Commercial Officer
- Appointed April 2021
- Previously Sr. Sales Leader of HCLS at Amazon Web Services



Mike Yasiejko
President
- Appointed January 2026, previously EVP of Genomics
- Previously Associate Partner at Bain

Source: Company filings, FactSet and Wall Street Research as of 7/17/26. Note: Dollars in billions unless otherwise noted. (1) Includes convertible Senior Notes due 2030 and 2032, and Convertible Promissory Note due 2030.

Toucan Share Price Performance Since IPO

Share Price Performance	YTD	1-Yr	Since IPO
Toucan	(11%)	(13%)	+30%
Selected Tools / Dx Companies [1]	+26%	+63%	+99%



Toucan
Selected Tools / Dx Companies(1)
$110
$100
$90
$80
$70
$60
$50
$40
$30
$20
$40.25
$80.09
+99%
$52.47
+30%
Jun-24
Sep-24
Dec-24
Mar-25
Jun-25
Sep-25
Dec-25
Mar-26
Jun-26
8/16/24: Expanded collab. with Pelican incl. $36mm investment (19.3% PF ownership)
11/4/24: Announced Ambry acquisition ($375mm cash + $225mm stock) and Q3'24 earnings
12/16/24: Expanded collab. with Pelican for biopharma access
1/21/25: Announced national launch of Olivia, AI-enabled personal health concierge app
2/13/25: Announced collaboration with IFLI for AI-driven lymphoma therapy development
2/24/25: Announced FY'24 earnings; $693mm of revenue with ~30% YoY revenue growth
6/30/25: Announced pricing of upsized 0.75% $750mm Convertible Senior Notes due 2030 (over-allotment exercised)
7/9/25: Expanded collab. with Pelican for CRC
8/22/25: Announced acquisition of Paige for $81mm (predominantly paid in Toucan stock)
9/11/25: Received FDA special 510(k) clearance for updated Pixel cardiac imaging platform
11/4/25: Announced Q3'25 earnings; projecting positive FY'25 adj. EBITDA
1/11/26: Announced prelim. FY'25 earnings; $1.27bn in revenue with ~83% YoY revenue growth
3/25/26: Announced collab. with Daiichi Sankyo for biomarker discovery
4/9/26: Announced collab. with Gilead for oncology R&D
5/5/26: Announced 1Q'26 earnings with (39%) miss vs. consensus on adj. EBITDA
5/15/26: Announced collab. with BMS for oncology and neuro development

Distribution of Trading Volume



# of shares (in mm)
% distribution
Since IPO
Since 1/1/26
75
2%
737
20%
268
42%
1,615
43%
374
58%
878
23%
414
11%
30
1%
$20 - $35
$35 - $50
$50 - $65
$65 - $80
$80 - $95
$95 - $110

Source: FactSet as of 7/17/26. (1) Index includes Natera, Guardant, Caris, Grail, BillionToOne, Adaptive, Veracyte, and 10x Genomics.

Toucan Wall Street Perspectives

Current Price: $52.47
Median PT = +28% vs. current

		Valuation		Revenue		EBITDA	
Broker	Price Target	Method	Metric	2026E	2027E	2026E	2027E
Broker 1	$100 Buy	Revenue Multiple & DCF	~10x 2 Yr. Forward EV/Rev & DCF @ 8.0% WACC, 2.0% PGR	$1,599	$2,050	$67	$175
Broker 2	$80 Buy	Revenue Multiple	8.3x 2027E EV/Rev.	1,595	1,986	65	95
Broker 3	$80 Buy	DCF	DCF @ 15.1% WACC, 4.0% PGR	1,592	1,925	65	83
Broker 4	$75 Buy	Revenue Multiple	7.0x 2027E EV/Rev.	1,593	1,941	64	121
Broker 5	$75 Buy	Revenue Multiple	8.5x 2026E EV/Rev.	1,597	1,928	65	138
Broker 6	$71 Buy	--		1,595	1,971	65	114
Broker 7	$70 Buy	DCF	DCF @ 7.7% WACC, 3.0% PGR	1,596	1,938	65	215
Broker 8	$67 Buy	--		1,588	1,910	66	87
Broker 9	$65 Buy	Revenue Multiple	6.2x 2027E EV/Rev.	1,581	1,997	63	193
Broker 10	$64 Buy	Revenue Multiple	7.0x NTM EV/Rev.	1,593	2,010	--	
Broker 11	$64 Hold	Revenue Multiple	6.0x 2027E EV/Rev.	--			
Broker 12	$60 Hold	--		1,591	1,989	65	112
Broker 13	$58 Hold	Revenue Multiple	~5.5x 2027E EV/Rev.	1,592	1,955	--	
Broker 14	$50 Hold	DCF	DCF @ 8.8% WACC, 5.0% PGR	1,592	1,890	53	125
Broker 15	$35 Sell	DCF	--	1,594	1,938	65	143
Broker 16	NA Hold	--		1,591	1,970	65	--
Broker 17	NA Hold	Revenue Multiple & DCF	--	1,592	1,967	65	127
Median	**$67**			**$1,592**	**$1,961**	**$65**	**$125**

Source: Wall Street Research and FactSet as of 7/17/2026. Note: dollars in millions, except per share amounts.

Toucan Stock Price Perspectives

	Toucan Share Price		Implied Revenue Multiples	
	Value	Δ vs. Curr.	2026E	2027E
52-Week High *(10/8/25)*	$103.25	+97%	12.4x	10.0x
Wall Street Price Target High	100.00	+91%	12.0x	9.7x
Wall Street Price Target Median	67.00	+28%	8.3x	6.7x
30-Day VWAP	53.74	+2%	6.7x	5.5x
Current / At Market	**$52.47**	--	**6.6x**	**5.3x**
60-Day VWAP	51.65	(2%)	6.5x	5.3x
52-Week Low *(3/30/26)*	42.37	(19%)	5.4x	4.4x
Wall Street Price Target Low	35.00	(33%)	4.5x	3.7x

Source: Bloomberg, Wall Street research and FactSet as of 7/17/26.